Exhibit 99

Investor Relations:	Brian P. Callahan, Chief Financial Officer
bcallahan@spheris.com (615) 261-1500

Lisa DeMoss, Director of Communications
ldemoss@spheris.com (615) 261-1716
For Immediate Release
August 6, 2009
SPHERIS REPORTS SECOND QUARTER 2009 RESULTS
FRANKLIN, Tenn (August 6, 2009) — Spheris, a leading global provider of clinical documentation technology and services, today announced results for the three and six months ended June 30, 2009.
Financial Highlights—Second Quarter of 2009
Net revenues for the second quarter of 2009 were $40.0 million compared with $47.1 million in the second quarter of 2008. The decrease in net revenues during the second quarter of 2009 compared with the prior-year period was due primarily to the impact of net lost business and lower average contract pricing.
Operating income for the second quarter of 2009 was $4.4 million, or 11.0% of net revenues, compared with $0.5 million, or 1.1% of net revenues, in the second quarter of 2008. The Company made significant improvements in direct cost margins versus the prior-year period through increased utilization of the Company’s global production workforce and speech recognition technologies as well as an ongoing focus on other operational cost reductions. These direct cost improvements, coupled with the favorable impact of the Company’s restructuring efforts, partially mitigated the impact of the lower net revenues noted above. While general and administrative expenses increased period over period as a result of patent infringement defense costs, operating income still improved due to lower depreciation and amortization expenses resulting from the full amortization of certain intangible assets during 2008.
The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, other expense or income, and restructuring charges. Adjusted EBITDA for the Company was $6.2 million, or 15.5% of net revenues, in the second quarter of 2009 compared with $6.5 million, or 13.8% of net revenues, in the second quarter of 2008. The decrease in Adjusted EBITDA for the second quarter of 2009 compared with the prior-year period was due to the impact of lower net revenues, as partially mitigated by the cost improvements described above.

Spheris Reports Second Quarter 2009 Results

August 6, 2009
Adjusted EBITDA is a financial measure not computed in accordance with United States generally accepted accounting principles, or GAAP. Please refer to the “Supplemental Financial Information” and related note contained in this press release for further discussion and reconciliation of Adjusted EBITDA to GAAP financial measures.
Financial Highlights—First Six Months of 2009
Net revenues for the first half of 2009 were $81.8 million compared with $96.3 million in the first half of 2008. The decrease in net revenues during the first half of 2009 compared with the prior-year period was due primarily to the impact of net lost business and lower average contract pricing.
Operating income for the first half of 2009 was $9.0 million, or 11.0% of net revenues, compared with an operating loss of $0.2 million, or less than 1.0% of net revenues, in the first half of 2008. The improvement in direct cost margins during the first half of 2009 compared with the prior-year period was due largely to lower direct costs from increased utilization of the Company’s global production workforce and speech recognition technologies and other operational cost reductions, in addition to savings from our restructuring efforts. These cost improvements helped to mitigate the impact of decreased net revenues discussed above. General and administrative expenses were lower during the first half of 2009 due to the favorable impact of the Company’s recent restructuring efforts as well as $1.3 million of expenses recognized in the first quarter of 2008 relating to a transaction that was not consummated. These overhead cost savings were minimized partially due to current year patent infringement defense costs. Operating income for the first half of 2009 also benefited from lower depreciation and amortization expenses resulting from the full amortization of certain intangible assets during 2008.
Adjusted EBITDA for the Company was $13.2 million, or 16.1% of net revenues, in the first half of 2009 compared with $11.7 million, or 12.1% of net revenues, in the first half of 2008. The increase in Adjusted EBITDA in the first half of 2009 compared with the prior-year period was due to the operating income improvements described above, as well as the absence of the first quarter 2008 transaction related expenses mentioned above.
Commenting on the second quarter results, Daniel J. Kohl, president and chief executive officer of Spheris, stated, “We continue to make good progress on our technology and customer service initiatives to get Spheris back on track. However, we have continued to see higher customer losses and less new business signings than we would like for the first half of the year. We’re working hard to stabilize our customer base and improve new business signings.”
Balance Sheet Highlights
As of June 30, 2009, the outstanding indebtedness under the Company’s senior secured credit facility was $75.2 million and the outstanding indebtedness under the Company’s senior subordinated notes was $125.0 million.
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Spheris Reports Second Quarter 2009 Results

August 6, 2009
Liquidity Highlights
As of June 30, 2009, Spheris held $9.7 million in unrestricted cash and cash equivalents. During the first half of 2009, the Company generated cash from operating activities of $9.4 million compared with $1.4 million of cash used in operating activities during the same period in 2008. The period over period increase in cash generated from operating activities was primarily attributable to changes in working capital items including (a) changes in accrued wages and benefits resulting from the timing of bi-weekly payrolls as well as the payment of annual bonuses in the first quarter of 2008 while none were paid during 2009, and (b) improved collections of accounts receivable. Cash provided by operating activities was also higher during the first half of 2009 due to the increase in Adjusted EBITDA described above.
Investor Conference Call and Webcast
Spheris will host a conference call on Friday, August 7, 2009, at 8 a.m. CT. The number to call for this teleconference is (212) 231-2901. Following the conference call, the audio replay will be available for one week by dialing (402) 977-9140 and entering the confirmation number, 21431725. The live broadcast of Spheris’ quarterly conference call will be available online at www.spheris.com and http://www.videonewswire.com/event.asp?id=60416 on Friday, August 7, 2009, at 8 a.m. CT. The online replay will be available shortly after the call and will continue for 30 days.
About Spheris
Spheris is a leading provider of clinical documentation services and technology to health systems, hospitals and group practices throughout the U.S. Founded by physicians in 1993, Spheris employs a global network of medical language specialists for true 24-hour service, seven days a week, 365 days a year. The proprietary Spheris Clarity™ technology platform integrates the full range of clinical documentation software and hardware into one seamless, customizable system, including embedded speech recognition technologies. The Spheris solution is flexible and scalable to balance the needs of HIM directors, CFOs, IT directors and physicians with an emphasis on verifiable quality, turnaround time, security and pricing. Spheris’ worldwide corporate headquarters is located in Franklin, Tenn. For more information, please visit www.spheris.com.
Forward-Looking Statements
This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties as described in the filings made from time to time by the Company with the Securities and Exchange Commission, including, without limitation, the following: (i) the effect our substantial indebtedness has on our ability to raise additional capital to fund our business, to react to changes in the economy or our business and to fulfill our obligations under our indebtedness; (ii) our ability to meet financial covenants and other conditions of our senior secured credit facility and indenture governing our senior subordinated notes and our ability to continue to operate our business in the event of a default under our senior secured credit facility and/or our indenture; (iii) the effect of interest rate fluctuations on our variable rate debt; (iv) restrictions on our operations under our senior secured credit facility
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Spheris Reports Second Quarter 2009 Results

August 6, 2009
and indenture governing our senior subordinated notes; (v) our ability to fulfill our repayment and repurchase obligations under our senior secured credit facility and the indenture governing our senior subordinated notes in the event of a change of control; (vi) the negative impact that the recent global economic and financial market crisis has had and may continue to have on our business and results of operations; (vii) the negative impact that the current dislocation and instability of the capital markets has had and could continue to have on our business and results of operations; (viii) our history of losses and accumulated deficit; (ix) our ability to support existing technologies as well as develop and/or integrate new technology into our clinical documentation platforms to improve our production capabilities and expand the breadth of our technology and service offerings; (x) our ability to attract, hire or retain technical and managerial personnel necessary to develop and implement technology and services to our customers; (xi) our ability to effectively manage our global production capacity, including our ability to recruit, train and retain qualified medical language specialists and maintain high standards of quality service in our operations; (xii) our ability to maintain our competitive position against current and future competitors, including our ability to maintain our current business and gain new business with acceptable operating margins, as well as on-going price pressures related to our technology and services and the healthcare markets in general; (xiii) the reluctance of potential customers to outsource or change providers of their clinical documentation technology and services and its impact on our ability to attract new customers and increase revenues; (xiv) financial and operational risks inherent in our global operations, including foreign currency exchange rate fluctuations and transfer pricing laws between the United States and India; (xv) the effect on our business if we incur additional debt and assume contingent liabilities and expenses in connection with future acquisitions or if we cannot effectively integrate newly acquired operations; (xvi) our ability to adequately protect our intellectual property rights, including our proprietary technology and the intellectual property we license from third parties; (xvii) our ability to comply with extensive laws and government regulations applicable to us and our customers and our contractual obligations, including those relating to the Health Insurance Portability and Accountability Act, and industry scrutiny of billing practices relating to the counting of transcription lines that has been the subject of controversy in the clinical documentation industry; (xviii) proposed legislation and possible negative publicity limiting the use of our global service capabilities; (xix) the inability of our intangible assets, which have significant carrying values, to generate the returns we expect; and (xx) the effect on our business, including potential operational limitations and conflicts of interest, caused by Warburg Pincus LLC’s control of us and the right of Warburg Pincus LLC, Towerbrook Capital Partners LLC and CHS/Community Health Systems, Inc. to designate certain members of our board of directors and make decisions concerning our business and operations.
The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release.
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Spheris Reports Second Quarter 2009 Results

August 6, 2009
SPHERIS INC.
Condensed Consolidated Statements of Operations
(Unaudited and Amounts in Thousands)

	Three Months ended June 30,		Six Months ended June 30,
	2009	2008	2009	2008
Net revenues	$39,993	$47,055	$81,842	$96,325
Operating costs and expenses:
Direct costs of revenues (exclusive of depreciation and amortization below)	27,453	34,558	56,027	70,981
Marketing and selling expenses	665	566	1,276	1,876
General and administrative expenses	5,678	5,464	11,306	11,818
Depreciation and amortization	1,750	5,948	3,522	11,858
Restructuring charges	31	—	720	—

Total operating costs and expenses	35,577	46,536	72,851	96,533

Operating income (loss)	4,416	519	8,991	(208)

Interest expense, net of income	4,354	4,768	8,724	9,698
Other (income) expense	(695)	(736)	(1,751)	618

Net income (loss) before income taxes	757	(3,513)	2,018	(10,524)

Provision for (benefit from) income taxes	297	(1,645)	651	(3,833)

Net income (loss)	$460	$(1,868)	$1,367	$(6,691)

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Spheris Reports Second Quarter 2009 Results

August 6, 2009
SPHERIS INC.
Condensed Consolidated Balance Sheets
(Amounts in Thousands, Except Share Amounts)

	(Unaudited)
	June 30, 2009	December 31, 2008

Assets
Current assets
Unrestricted cash and cash equivalents	$9,709	$3,262
Restricted cash	1,262	309
Accounts receivable, net of allowance of $1,031 and $1,332, respectively	25,067	28,510
Deferred taxes	325	372
Prepaid expenses and other current assets	4,661	4,430

Total current assets	41,024	36,883

Property and equipment, net	12,102	12,309
Internal-use software, net	1,110	1,586
Goodwill	218,841	218,841
Other noncurrent assets	5,683	5,459

Total assets	$278,760	$275,078

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,968	$2,893
Accrued wages and benefits	12,784	8,545
Current portion of long-term debt and lease obligations	302	683
Other current liabilities	3,813	5,327

Total current liabilities	18,867	17,448

Long-term debt and lease obligations, net of current portion	198,066	195,499
Deferred tax liabilities	392	300
Other long-term liabilities	5,538	5,710

Total liabilities	222,863	218,957

Common stock, $0.01 par value, 100 shares authorized, 10 shares issued and outstanding	—	—
Other comprehensive loss	(3,109)	(1,344)
Contributed capital	111,854	111,680
Accumulated deficit	(52,848)	(54,215)

Total stockholders’ equity	55,897	56,121

Total liabilities and stockholders’ equity	$278,760	$275,078

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Spheris Reports Second Quarter 2009 Results

August 6, 2009
SPHERIS INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited and Amounts in Thousands)

	Six Months Ended June 30,
	2009	2008

Cash flows from operating activities:
Net income (loss)	$1,367	$(6,691)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,522	11,858
Amortization of acquired technology	—	162
Deferred taxes	139	(3,867)
Change in fair value of derivative financial instruments	(1,283)	572
Amortization of debt discounts and issuance costs	461	415
Other non-cash items	217	325
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	3,443	189
Prepaid expenses and other current assets	(1,184)	(939)
Accounts payable	(819)	(1,003)
Accrued wages and benefits	4,239	(1,505)
Other current liabilities	(951)	(683)
Other noncurrent assets and liabilities	271	(231)

Net cash provided by (used in) operating activities	9,422	(1,398)

Cash flows from investing activities:
Purchases of property and equipment	(2,639)	(3,260)
Purchase and development of internal-use software	(234)	(524)

Net cash used in investing activities	(2,873)	(3,784)

Cash flows from financing activities:
Proceeds from debt	2,500	5,000
Payments on debt and lease obligations	(601)	(33)
Other	(236)	—

Net cash provided by financing activities	1,663	4,967

Effect of foreign exchange rate changes	(1,765)	107

Net increase (decrease) in unrestricted cash and cash equivalents	6,447	(108)
Unrestricted cash and cash equivalents, at beginning of period	3,262	7,195

Unrestricted cash and cash equivalents, at end of period	$9,709	$7,087

Supplemental Schedule of Non-cash Investing and Financing Activities:
Purchases of property and equipment and internal-use software through lease obligations	—	$1,019

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Spheris Reports Second Quarter 2009 Results

August 6, 2009
SPHERIS INC.
Supplemental Financial Information
(Unaudited and Amounts in Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net income (loss)	$460	$(1,868)	$1,367	$(6,691)
Depreciation and amortization	1,750	5,948	3,522	11,858
Interest expense, net of income	4,354	4,768	8,724	9,698
Other (income) expense	(695)	(736)	(1,751)	618
Restructuring charges	31	—	720	—
Provision for (benefit from) income taxes	297	(1,645)	651	(3,833)

Adjusted EBITDA	$6,197	$6,467	$13,233	$11,650

Note to Supplemental Financial Information
The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, other expense or income (including mark-to-market adjustments related to the Company’s derivative financial instruments), and restructuring charges. Adjusted EBITDA is a financial measure not computed in accordance with United States generally accepted accounting principles, or GAAP. The Company believes that this non-GAAP measure, when presented in conjunction with the comparable GAAP measure, is useful to both management and investors in analyzing the Company’s ongoing business and operating performance. The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way management and the Company’s senior lenders view the Company’s operating results. Management believes Adjusted EBITDA is useful as a supplemental measure of the performance of the Company’s operations because it isolates the Company’s operating performance from the accounting impact of the Company’s financing strategies, tax provisions, and depreciation and amortization. Additionally, since Adjusted EBITDA is a significant component of certain financial covenants under the Company’s senior secured credit facility agreement, management believes Adjusted EBITDA is useful for investors to better assess the Company’s compliance with these financial covenants. Management believes Adjusted EBITDA should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP that are presented in this press release, as the items excluded in the presentation of Adjusted EBITDA are significant components in understanding and assessing financial performance. A reconciliation of Adjusted EBITDA to the nearest comparable GAAP financial measure is provided above. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
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